SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant  [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement.             [ ]  Confidential, for use of the
                                                   Commission only (as permitted
                                                   by Rule 14a-6(e)(2)).
[X]  Definitive proxy statement.
[ ]  Definitive additional materials.
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           UNICO AMERICAN CORPORATION
          ------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


          ------------------------------------------------------------
     Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
(5)  Total fee paid:
--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
--------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
(3)  Filing Party:
--------------------------------------------------------------------------------
(4)  Date Filed:
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

                           UNICO AMERICAN CORPORATION
                             23251 Mulholland Drive
                      Woodland Hills, California 91364-2732

                              ---------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held Friday, June 1, 2001


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of shareholders of Unico American Corporation (the "Company") to be held at the Woodland Hills Hilton and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California 91367, at 2:00 p.m. local time, to consider and act upon the following matters:

     1. The election of seven (7) directors to hold office until the next annual meeting of shareholders and thereafter until their successors are elected and qualified; and

     2. The transaction of such other business as may properly be brought before the meeting.


The Board of Directors has fixed the close of business on April 13, 2001, as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting. The voting rights of the shareholders are described in the Proxy Statement.

IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO VOTE, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID AND ADDRESSED RETURN ENVELOPE. PROXIES ARE REVOCABLE AT ANY TIME, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                                      By Order of the Board of Directors,




                                      /s/ Erwin Cheldin
                                      -----------------
                                      Erwin Cheldin
                                      Chairman of the Board, President, and
                                      Chief Executive Officer

                                      Woodland Hills, California
                                      April 17, 2001

                           UNICO AMERICAN CORPORATION
                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  June 1, 2001

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unico American Corporation, a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Woodland Hills Hilton and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California 91367 on June 1, 2001, 2:00 p.m. local time. Accompanying this Proxy Statement is a proxy card, which you may use to indicate your vote as to each of the proposals described in this Proxy Statement.

All proxies which are properly completed, signed, and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted. A shareholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company at its principal executive offices a written notice of revocation or a duly executed proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

The close of business on April 13, 2001, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the record date, the Company had outstanding 5,453,219 shares of common stock, the only outstanding voting securities of the Company. For each share held on the record date, a shareholder is entitled to one vote on all matters to be considered at the Annual Meeting. The Company's Articles of Incorporation do not provide for cumulative voting. Directors are elected by a plurality of the votes cast and abstentions and broker non-votes are counted for the purposes of determining the existence of a quorum at the meeting, but not for purposes of determining the results of the vote.

The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of preparing, assembling and mailing the proxy material. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies by telephone, facsimile, or personal contact without additional compensation.

The Company's principal executive offices are located at 23251 Mulholland Drive, Woodland Hills, California 91364-2732. The approximate mailing date of this Proxy Statement and the Company's proxy card is April 20, 2001.

                              ELECTION OF DIRECTORS

The Company's By-Laws provide for a range of three to eleven directors and allow the Board of Directors to set the exact number of authorized directors within that range. The current number of authorized directors established by the Board of Directors is eight (8). There is a vacancy on the Board of Directors and the Board has determined not to nominate any person to fill such vacancy at this time. Directors are elected at each Annual Meeting of Shareholders to serve thereafter until their successors have been duly elected and qualified. Except for Messieurs Orloff and Urfrig, each nominee is currently a director, having served in that capacity since the date indicated in the following table. All nominees have advised the Company that they are able and willing to serve as directors. If any nominee refuses or is unable to serve (an event which is not anticipated), the persons named in the accompanying proxy card will vote for another person nominated by the Board of Directors, provided, however, that the proxies cannot be voted for a greater number of persons than 7. Unless otherwise directed in the accompanying proxy card, the persons named therein will vote FOR the election of the seven nominees listed in the following table.

The following table provides certain information as of April 13, 2001, for each person named for election as a director, which includes all executive officers of the Company:

                                                                        First
                             Present Position with Company or          Elected
Name                   Age   Principal Occupation and Prior History    Director
-----                  ---   --------------------------------------    --------
Erwin Cheldin          69    President, Chief Executive Officer and
                             Director since 1969.  Chairman of the
                             Board since 1987.                            1969

Cary L. Cheldin        44    Executive  Vice  President  since 1991.
                             Vice President 1986 to 1991 and
                             Secretary 1987 to 1991.                      1983

Lester A. Aaron, CPA   55    Treasurer  and Chief Financial Officer
                             since 1985.  Secretary 1991 to 1992.         1985

George C. Gilpatrick   56    Vice President, Management Information
                             Systems, since 1981. Secretary since 1992.   1985

David A. Lewis, CPCU   79    Director. Retired insurance executive with
                             over 40 years insurance experience.  The
                             last 27 years were with the Transamerica
                             group of insurance companies.                1989

Warren D. Orloff       66    Retired actuary with over 40 years
                             experience specializing in retirement
                             plans.  From 1990 until retiring in
                             1997, he was an independent actuarial
                             consultant for pension administration
                             firms.  He is a Fellow of Society of
                             Actuaries, Fellow of Conference of
                             Consulting Actuaries, and member of
                             Academy of Actuaries

Donald B. Urfrig       59    Consulting  engineer in the areas of
                             project  management  and integrated
                             product development since 1996.  In
                             addition, he is also a private
                             investor and owner of commercial and
                             agricultural businesses for past 30
                             years.  From 1963 to 1996 worked in
                             the aerospace industry in both
                             technical and management positions.

Except for Cary Cheldin, who is the son of Erwin Cheldin, none of the executive officers or directors of the Company are related to any other officer or director of the Company. The executive officers of the Company are elected by the Board of Directors and except for Cary Cheldin, all serve at the pleasure of the Board. Cary Cheldin serves pursuant to an employment agreement with the Company having a term expiring December 1, 2001. Cary Cheldin's employment agreement, as amended, provides for a base salary of $330,000 per year with no required cost of living adjustments and a mandatory bonus if the Company's net income before taxes for any calendar year is equal to or greater than $4,000,000. However, the Board of Directors may in its discretion decrease the amount of his mandatory bonus.

During the year ended December 31, 2000, the Company's Board of Directors held two meetings at which all directors were present. Non-management directors receive $1,000 for each board meeting they attend. All incumbent directors attended 75% or more of the combined total meetings of the Board of Directors and the committees on which they served.

The Board of Directors has established an Audit Committee presently consisting of David A. Lewis, David E. Driscoll and Lester A. Aaron. The Audit Committee of the Board of Directors is responsible for coordinating matters with the outside independent auditors and reviewing internal and external accounting controls. The Audit Committee held two meeting subsequent to the year ended December 31, 2000, to discuss accounting and financial statement matters related to the year ended December 31, 2000. Mr. Lewis is independent as defined in the rules of National Association of Securities Dealers ("NASD") listing standards. Messrs. Driscoll and Aaron are not independent as defined in such rules. Mr. Driscoll is not standing for re-election as a Director at the Annual Meeting of Shareholders and, following the meeting, he will no longer be a member of the Audit Committee. It is presently contemplated that following the Annual Meeting of Shareholders and the election of Messrs. Orloff and Urfrig as Directors, both of whom are independent as defined in the rules of the NASD listing standards, that the Audit Committee will be reconstituted so that it consists of Messrs. Orloff, Urfrig and Lewis, all of whom are independent as defined in the rules of the NASD listing standards.

The Board of Directors has also established a Compensation Committee presently consisting of Messieurs Cary Cheldin, Aaron and Driscoll. This Committee considers and recommends to the Board of Directors compensation for executive officers. The Compensation Committee held one meeting during the year ended December 31, 2000.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 13, 2001, the names and holdings of all persons who are known by the Company to own beneficially more than 5% of its outstanding common stock, its only class of outstanding voting securities, and the beneficial ownership of such securities held by each Director, nominee for Director, and all Executive Officers and Directors as a group. Unless otherwise indicated, the Company believes that each of the persons and entities set forth below has the sole power to vote and dispose of the shares listed opposite his or its name.

                                    Amount Beneficially Owned
                                    -------------------------
                                                 (1)                       (1)
                                               Options                   Percent
                                  Without     Currently                     Of
Name of Beneficial Owner          Options    Exercisable       Total      Class
------------------------          -------    -----------       -----      -----

Certain Beneficial Owners
-------------------------
Erwin Cheldin                    2,293,969             0     2,293,969     42.1%
23251 Mulholland Drive
Woodland Hills, CA 91364

Dimensional Fund Advisors, Inc.    482,800 (2)         0       482,800      8.9%
1299 Ocean Avenue
Santa Monica, CA 90401

General Re Corporation             432,092 (3)         0       432,092      7.9%
695 East Main Street
Stamford, CT 06904

Wellington Management Co., LLP     425,000 (4)         0       425,000      7.8%
75 State Street
Boston, MA 02109

FMR Corp                           309,000 (5)         0       309,000      5.7%
82 Devonshire Street
Boston, MA 02109

Executive Officers, Directors, and Nominees for Director
--------------------------------------------------------
Erwin Cheldin                    2,293,969             0     2,293,969     42.1%
Cary L. Cheldin                    202,760             0       202,760      3.7%
Lester A. Aaron                    128,504        45,000       173,504      3.2%
George C. Gilpatrick               124,057        14,860       138,917      2.5%
David A. Lewis                       3,000             0         3,000      0.1%
David E. Driscoll (6)                    0             0             0      0.0%
Warren D. Orloff (7)                     0             0             0      0.0%
Donald B. Urfrig (7)                20,000             0        20,000      0.4%

All executive officers &
directors as a group (6 persons) 2,752,290        59,860     2,812,150     51.0%

       1. Includes for each person or group, shares issuable upon exercise of presently exercisable options or options exercisable within 60 days, held by such person or group.

       2. Per Schedule 13G dated February 2, 2001.
       3. Per Schedule 13G dated April 25, 1997.
       4. Per Schedule 13G dated February 14, 2001. Of the 425,000 shares beneficially owned, Wellington Management Company, LLP has no sole voting power over the shares, shared voting power over 425,000 shares, and shared power to dispose or to direct the disposition of 425,000 shares.
       5. Per Schedule 13G dated February 14, 2000. Of the 309,000 shares beneficially owned, FRM Corp. has no sole voting power over the shares, no shared voting power over the shares, and sole power to dispose or to direct the disposition of 309,000 shares.
       6. Mr. Driscoll is not standing for reelection.
       7. Nominee for Director.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Executive Compensation
---------------------------------
The following table sets forth information for year ended December 31, 2000, 1999, and 1998 as to executive compensation paid to the chief executive officer and the other four most highly-compensated executive officers of the Company for the year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                         Annual Compensation
                                         -------------------       All Other
                                          Salary       Bonus    Compensation (1)
Name and Principal Position      Year       ($)         ($)          ($)
---------------------------      ----       ---         ---          ---

Erwin Cheldin                    2000     431,375           -       30,000
 President, Chief Executive      1999     431,375      50,000       30,000
  Officer and Chairman of the    1998     431,375      50,000       24,000
  Board

Cary L. Cheldin                  2000     330,000      32,500       30,000
 Executive Vice President        1999     330,000      65,000       30,000
                                 1998     330,000      65,000       24,000

Lester A. Aaron                  2000     170,000      40,000       30,000
 Treasurer and Chief             1999     160,000      45,000       30,000
 Financial Officer               1998     160,000      33,000       24,000

George C. Gilpatrick             2000     165,000      40,000       30,000
 Vice President and              1999     159,355      45,000       30,000
 Secretary                       1998     159,355      45,000       24,000

Roger H. Platten (2)             2000     186,489      30,000       30,000
 Vice President                  1999     191,633      60,000       30,000
 (through 12-21-00)              1998     175,000      60,000       24,000

(1) Represents amounts contributed or accrued to the person's account under the Company's Profit Sharing Plan, and for 1999 and 2000, the Company's Money Purchase Plan, all of which is vested. During 1999 and 2000, the amount contributed to each executive officer's account under the Profit Sharing Plan and Money Purchase Plan was $24,000 and $6,000, respectively. The Company's Profit Sharing Plan and Money Purchase Plan have a March 31 fiscal year end. See "Retirement Plans."

(2) Mr. Platten resigned as an officer and director of the Company effective December 21, 2000. In connection with his resignation, he entered into a new employment agreement with the Company pursuant to which he is to render services through December 31, 2001, for an annual base salary of $200,000 plus a guaranteed bonus of $30,000. In addition, in January 2001, the Company purchased from Mr. Platten 65,000 shares of common stock of the Company owned by him for an aggregate purchase price of $422,500.

Option / SAR Grants in Last Fiscal Year
---------------------------------------
No stock options or stock appreciation rights were granted to any executive officer during the year ended December 31, 2000.

Stock Plans
-----------
                           Incentive Stock Option Plan
                           ---------------------------
On March 29, 1985, the Board of Directors unanimously adopted the Unico American Employee Incentive Stock Option Plan (the "1985 Plan"), which was approved by the shareholders of the Company in January 1986. The 1985 Plan provides for the grant of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986 to key employees of the Company (including officers, whether or not they are directors of the Company) and its subsidiaries. Directors who are not also employees of the Company are not eligible to participate in the 1985 Plan. The 1985 Plan includes an aggregate of 1,500,000 of the Company's Common Stock. The 1985 Plan expired in March 1995, and as of December 31, 1997, there were no options available for future grant. Under the terms of the Plan, options were required to be granted at exercise prices of not less than 100% of the fair market value of the Common Stock on the date the option was granted. In the case of grants of options to employees owning over 10% of the voting stock of the Company, the exercise price was required to be not less than 110% of the fair market value of the Common Stock on the date of grant. The 1985 Plan is administered by the Board of Directors or a committee thereof, which had the authority to determine the optionees, the number of shares to be covered by each option, the time during which each option is exercisable and certain other terms of the options. An option may not be exercised later than 10 years from the date of grant and may sooner expire upon, among other things, the death, disability or other termination of the employment of the optionee by the Company. Options granted to employees owning over 10% of the voting stock of the Company could not be exercised later than five years from the date of grant.

                             1999 Omnibus Stock Plan
                             -----------------------
The Company's 1999 Omnibus Stock Plan (the "1999 Plan") that covers 500,000 shares of the Company's common stock (subject to adjustment in the case of stock splits, reverse stock splits, stock dividends, etc.) was adopted by the Board of Directors in March 1999 and approved by shareholders on June 4, 1999. The 1999 Plan is divided into a Stock Option Program under which eligible persons may be granted options to purchase shares of common stock, a Stock Appreciation Program under which eligible persons may be granted the right to receive a payment in the form of cash, stock or a combination of the foregoing and a Restricted Stock Program under which eligible persons may be issued shares of common stock directly either through an immediate purchase or as a bonus. The 1999 Plan and each Program is administered by the Board of Directors or a committee authorized by the Board and consisting of at least two directors each of whom is not an officer or employee of the Company and meets the qualifications set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Presently, the 1999 Plan is being administered by the Board of Directors.

Employees, consultants, advisors and directors of the Company are eligible to participate in the 1999 Plan. However, only employees are entitled to receive "incentive stock options" (as provided in Section 422 of the Internal Revenue Code of 1986, as amended) under the Stock Option Program. Under the Stock Option Program, both incentive stock options and options which do not qualify as incentive stock options may be granted. The term of an option may not exceed ten years (or five years in the case of the grant of an incentive stock option to a holder of more than ten percent (10%) of the outstanding common stock). The exercise price per share of common stock under an option may not be less than the fair market value of the common stock on the date of the option grant. In the case of the grant of an incentive stock option to a holder of more than 10% of the outstanding common stock, the exercise price may not be less than 110% of the fair market value of the common stock on the date of the option grant. Under the Stock Appreciation Program, stock appreciation rights may be granted separately or in tandem with a stock option. Stock appreciation rights entitle the holder thereof to receive upon exercise of such right without payment to the Company an amount which is not greater than the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the fair market value of a share of common stock on the date of grant of the stock appreciation right. Under the Restricted Stock Program, the Company may issue shares of its common stock directly to eligible persons for consideration consisting of cash, notes or past services rendered by the recipient. The purchase price of the shares may not be less than the fair market value of the Company's common stock on the date of issue. If a recipient terminates his or her employment or other arrangements with the Company before the shares are fully vested, then the recipient is required to surrender to the Company for cancellation all unvested shares and the Company must repay the recipient cash or cash equivalent consideration paid by him or her for those unvested shares and cancel the unpaid principal balance, if any, on any promissory notes attributable to surrender the shares.

In the event of a Change of Control Event as defined in the 1999 Plan, all unvested options, stock appreciation rights and restricted stock issuances will immediately become exercisable or vest, as the case may be. The 1999 Plan administrator may override the acceleration of these rights either in the agreement setting forth those rights or prior to the Change of Control Event. A Change of Control Event occurs if (1) more than twenty percent (20%) of the Company's common stock or combined voting power is acquired by a person or entity other than Mr. Erwin Cheldin, the Company or an Employee Benefit Plan of the Company, but not including any acquisition directly from the Company; (b) a majority of the Company's Board of Directors ceases to consist of the present directors or persons whose election or nomination was approved by a majority of the then incumbent Board of Directors (excluding any director who assumes his or her position as a result of an actual or threatened proxy contest); (c) the Company is reorganized, merged or consolidated into another entity; or (d) the shareholders approve the liquidation or dissolution of the Company or the sale of all or substantially all of its assets; unless with respect to (c) or (d), after the event more than eighty percent (80%) of the common stock or the outstanding voting securities of the Company, the surviving company or the company that purchases the Company's assets is still held by persons who were formerly the shareholders of the Company, and no person or entity other than Mr. Erwin Cheldin, the Company, any employee benefit plan of the Company or the resulting company or a twenty percent (20%) shareholder prior to the transaction holds more then twenty percent (20%) of such company's common stock or combined voting power.

All  outstanding  options,  stock  appreciation  rights  and/or  unvested  stock issuances under the 1999 Plan will terminate upon consummation of (a) a dissolution of the Company, or (b) in case no provision has been made for the survival, substitution, exchange or other settlement of any outstanding option, stock appreciation rights and/or unvested stock issuances, a merger or consolidation of the Company with another corporation in which the shareholders of the Company immediately prior to the merger will own less than a majority of the outstanding voting securities of the surviving corporation after the merger, or a sale of all or substantially all of the assets and business of the Company to another corporation.

            AGGREGATED OPTION / SAR EXERCISED IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES


                                                 Number of Securities          Value of Unexercised
                                                Underlying Unexercised              in-the-Money
                         Shares                     Options/SARs                    Options/SARs
                        Acquired                At Fiscal Year End (#)       At Fiscal Year End ($) (1)
                           on         Value     ----------------------       --------------------------
                        Exercise    Realized          Exercisable/                  Exerciable/
Name                      (#)         ($)             Unexercisable                Unexercisable
----                      ---         ---             -------------               -------------

Erwin Cheldin                 0           0            0       0                     0             0
Cary L. Cheldin               0           0            0       0                     0             0
Lester A. Aaron               0           0       45,000       0                106,875            0
George C. Gilpatrick     30,140     124,328       14,860       0                 35,293            0


(1) Difference between fair market value of $5.875 per share, the closing price of the Company's common stock on the National Market System of the NASDAQ Stock Market on December 31, 2000, and the exercise price of the options. The exercise price of all outstanding options is equal to the fair market value of the common stock as of the date of grant of each option.

Retirement Plans
----------------
                               Profit Sharing Plan
                               -------------------
During the fiscal year ended March 31, 1986, the Company adopted the Unico American Corporation Profit Sharing Plan. Company employees who are at least 21 years of age and have been employed by the Company for at least two years are participants in such Plan. Pursuant to the terms of such Plan, the Company annually contributes for the account of each participant an amount equal to a percentage of the participant's eligible compensation as determined by the Board of Directors. Participants must be employed by the Company on the last day of the plan year to be eligible for contribution. Participants are entitled to receive distribution of benefits under the Plan upon retirement, termination of employment, death or disability.

                               Money Purchase Plan
                               -------------------
During the year ended December 31, 1999, the Company adopted the Unico American Corporation Money Purchase Plan. This plan covers the present executive officers of the Company; namely Lester A. Aaron, Cary L. Cheldin, Erwin Cheldin, and George C. Gilpatrick. The plan also covers Roger H. Platten, a current employee and former executive officer of the Company, for the plan year ending March 31, 2001. Pursuant to the terms of such Plan, the Company annually contributes for the account of each participant an amount equal to a percentage of the participant's eligible compensation as determined by the Board of Directors. However, amounts contributed to the Unico American Corporation Profit Sharing Plan will be considered first in determining the actual amount available under the Internal Revenue Service maximum contribution limits. Participants must be employed by the Company on the last day of the plan year to be eligible for contribution. Participants are entitled to receive distribution of benefits under the Plan upon retirement, termination of employment, death or disability.

Compensation Committee Interlocks and
Insider Participation in Compensation Decisions
-----------------------------------------------
The Compensation Committee consists of the following Company directors: Cary L. Cheldin, Lester A. Aaron and David E. Driscoll. Cary Cheldin is the son of Erwin Cheldin, the President, Chief Executive Officer and Chairman of the Board. During the year ended December 31, 2000, Cary Cheldin was the Executive Vice President of the Company and Mr. Aaron was Treasurer and Chief Financial Officer of the Company. Mr. Driscoll is a partner in the law firm of Driscoll & Reynolds, which has rendered legal services to the Company during the year ended December 31, 2000, and has been retained to render legal services in the current year.

Executive Compensation Committee Report
---------------------------------------
The Company's compensation package for executive officers primarily consists of a base salary, an annual incentive bonus, long-term incentive or non-cash awards in the form of stock options, and contributions under the Profit Sharing and Money Purchase Plans. The executive compensation program is designed to retain and reward individuals who are capable of leading the Company in achieving its business objectives. The Compensation Committee submits its recommendation to the entire Board of Directors. The philosophy of the Compensation Committee is to maintain a competitive base salary for executive officers and to provide an incentive program that rewards executive officers for achieving certain financial results. Base compensation is determined on a calendar year basis and other incentives are determined when deemed appropriate.

When determining base compensation for the executive officers, the Committee takes into account competitive pay levels in the industry with its emphasis on the median of the survey data. The Committee recommends adjustments to base compensation when it determines that an executive officer's base compensation is not competitive.

When determining bonuses for the executive officers, the Committee first evaluates, and gives primary weight to, the operational and financial performance of the executive management team, including the chief executive officer, as a group. After the team results are determined, individual effectiveness in contributing to the achievement of those results is considered. The financial results, which are reviewed by the Committee, include the Company's net income, revenues and expenses.

The Committee's base compensation review determined that the base salary for the chief executive officer was competitive with that of others in the industry. The Committee recommended that the chief executive officer receive no change in base compensation for the calendar years 2000 and 1999.

The Committee's bonus review considered and evaluated the decrease in earnings and revenues since December 31, 1999, and determined that although the chief executive officer contributed to maintaining profitable business for the Company in an intensely competitive marketplace, no bonus should be paid to him for the year ended December 31, 2000. The committee also recommended that the aggregate bonuses paid to all other executive officers (excluding Roger Platten who resigned as an officer and director effective December 21, 2000) for the year ended December 31, 2000, be decreased 25% to 30%.

Section 162(m) of the Internal Revenue Code, enacted as part of the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), limits to $1,000,000 the deductibility for any year beginning after December 31, 1993, of compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of Section 162(m) and the regulations thereunder. For the year ended December 31, 2000, the Company does not contemplate that there will be nondeductible compensation for the five Company positions in question.

                                                 THE COMPENSATION COMMITTEE
                                                 OF THE BOARD OF DIRECTORS

                                                 Cary L. Cheldin
                                                 Lester A. Aaron
                                                 David E. Driscoll

Report of the Audit Committee
-----------------------------
Neither the following report of the Audit Committee nor any other information included in this proxy statement pursuant to item 7(d)(3) of Schedule 14A promulgated under the Securities Exchange Act of 1934 or pursuant to Rule 306 of Regulation S-K constitutes "soliciting material" and none of such information should be deemed to be "filed" with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in any of those filings.

The Audit Committee has a written charter, a copy of which is reproduced as Appendix A to this proxy statement.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with the Company's management.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss.380). Additionally, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees). The Audit Committee also has discussed with KPMG LLP matters relating to their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                               Members of the Audit Committee:

                                               Lester A. Aaron
                                               David L. Lewis
                                               David E. Driscoll


Performance Graph
-----------------
The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of equity securities traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) and a peer group consisting of all NASDAQ property and casualty companies. The comparison assumes $100.00 was invested on March 31, 1996, in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. It should be noted that this graph represents historical stock price performance and is not necessarily indicative of any future stock price performance.

                     3/31/96  12/31/96  12/31/97  12/31/98  12/31/99   12/31/00
                     -------  --------  --------  --------  --------   --------
Unico American Corp.  $100.0    159.7     185.6     170.7     106.5       91.7
NASDAQ Market Index   $100.0    117.5     143.9     203.0     377.2      226.8
Peer Group Index      $100.0    110.9     168.5     143.7     108.1      140.4


                              CERTAIN TRANSACTIONS
                              --------------------
The Company presently occupies a 46,000 square foot building located at 23251 Mulholland Drive, Woodland Hills, California, under a master lease expiring March 31, 2007. The lease provides for an annual gross rental of $1,025,952. Erwin Cheldin, the Company's president, chairman and principal shareholder, is the owner of the building. On February 22, 1995, the Company signed an extension to the lease with no increase in rent to March 31, 2007. The Company believes that the terms of the lease at inception and at the time the lease extension was signed were at least as favorable to the Company as could have been obtained from unaffiliated third parties.

David E. Driscoll, a director of the Company, is an attorney with the law firm of Driscoll & Reynolds which has provided and continues to provide certain legal services to the Company. During the year ended December 31, 2000, the total amount of fees paid to such law firm was $759,048.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
             -------------------------------------------------------
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

                             APPOINTMENT OF AUDITORS
                             -----------------------
The Company has selected KPMG LLP, independent accountants, to continue as the Company's auditors and to audit the books and other records of the Company for the year ending December 31, 2001. A representative of KPMG LLP, is expected to attend the Annual Meeting of Shareholders. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

                                   AUDIT FEES
                                   ----------
Audit Fees
----------
The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Form 10-Qs for that fiscal year were $103,000.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------
The Company was not billed any fees for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by KPMG LLP for the fiscal year ended December 31, 2000.

All Other Fees
--------------
The aggregate fees billed for services rendered by KPMG LLP (other than for the services described above under the headings "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above) for the fiscal year ended December 31, 2000 were $35,000. These fees consisted of $20,000 for professional services with respect to the Company's income tax returns for the year ended December 31, 2000, $5000 for professional services for auditing the company's Pension Plan, and $10,000 for actuarial services rendered with respect to Crusader's loss reserves.

The Audit Committee has considered whether the provision of services other than those described above under the heading "Audit Fees" are compatible with maintaining the independence of KPMG LLP.

                                  OTHER MATTERS
                                  -------------
The Board of Directors is not aware of any business to be presented at the Annual Meeting except for the matters set forth in the Notice of Annual Meeting and described in this Proxy Statement. Unless otherwise directed, all shares represented by proxy holders will be voted in favor of the proposals described in this Proxy Statement. If any other matters come before the Annual Meeting, the proxy holders will vote on those matters using their best judgment.

                             SHAREHOLDERS' PROPOSALS
                             -----------------------
Shareholders desiring to exercise their right under the proxy rules of the Securities and Exchange Commission to submit proposals for consideration by the shareholders at the Year 2002 Annual Meeting are advised that their proposals must be received by the Company no later than December 21, 2001, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. If a shareholder intends to present a proposal at the year 2002 Annual Meeting but does not seek inclusion of that proposal in the Proxy Statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by March 6, 2002.

                          ANNUAL REPORT TO SHAREHOLDERS
                          -----------------------------
The Company's 2000 Annual Report on Form 10-K includes financial statements for the year ended December 31, 2000, the year ended December 31, 1999, and the year ended December 31, 1998, and is being mailed to the shareholders along with this Proxy Statement. The Form 10-K is not to be considered a part of the soliciting material.

                                   By Order of the Board of Directors,

                                   /s/ Erwin Cheldin
                                   -----------------
                                   Erwin Cheldin
                                   Chairman of the Board, President
                                   and Chief Executive Officer

                                   Woodland Hills, California
                                   April 17, 2001

APPENDIX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                          OF UNICO AMERICAN CORPORATION

I.  AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors of Unico American corporation (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

      o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting.

      o Monitor the independence and performance of the Company's independent auditors.

      o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the NASDAQ Stock Market for National Market Securities issuers applicable to the Company.

Audit Committee members shall be appointed by the Board.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

1) Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes.

2) Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3) In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4) Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

Independent Auditors

5) The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence, and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6) Review the fees and other significant compensation to be paid to the independent auditors and make recommendations to the Board with respect thereto.

7) Receive and review periodic written reports from the independent auditors delineating all relationships between the independent auditors and the Company. On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8)   Prior to the audit, review the independent auditors audit plan.

9) Following the audit, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10)  Consider  the  independent   auditors'  judgments  about  the  quality  and
     appropriateness of the Company's accounting principles as applied in its financial reporting.


Other Audit Committee Responsibilities
--------------------------------------
11) Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

12) Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

13) Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF UNICO AMERICAN CORPORATION

The undersigned hereby constitutes and appoints LESTER A. AARON and CARY L. CHELDIN, and each of them, with full power of substitution, the proxies of the undersigned to represent the undersigned and vote all shares of common stock of UNICO AMERICAN CORPORATION (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Woodland Hills Hilton and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California 91367, on June 1, 2001, at 2:00 p.m. local time and at any adjournments thereof, with respect to the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, in the following manner.

1. ELECTION OF DIRECTORS  [ ] FOR all nominees listed   [ ] WITHHOLD AUTHORITY
                              (except as marked to the      to vote all nominees
                              contrary below)               listed Below

      ERWIN CHELDIN, CARY L. CHELDIN, LESTER A. AARON, GEORGE C. GILPATRICK
               DAVID A. LEWIS, WARREN D. ORLOFF, DONALD B. URFRIG

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
           STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST ABOVE.

2. IN ACCORDANCE  WITH THEIR BEST JUDGMENT,  with respect to  any  other matters
   which  may  properly  come  before  the  meeting  and   any   adjournment  or
   adjournments thereof.

                      Please sign and date on reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. When this proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the choices specified herein. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                       DATED:_____________________________________________, 2001



                       ---------------------------------------------------------
                                                                     (Signature)


                       ---------------------------------------------------------
                                                     (Signature if jointly held)

                       Please  date  and  sign  exactly  as  your  name or names
                       appear herein. If more than one owner, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by its duly authorized officer or partner.

                     PLEASE COMPLETE, SIGN, AND RETURN THIS
                  PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.